Consolidated Report to                                             Exhibit 99.2
the Financial Community (Unaudited)


--------------------------------------------------------------------------------
Second Quarter 2004 Highlights
(Released July 28, 2004)

                                                ---------------------------------------------------------------
                                                |                                                             |
o   Normalized non-GAAP earnings,               |   After Tax EPS Variance Analysis                  2nd Qtr. |
    excluding unusual charges, were $0.67       |   -------------------------------                  -------- |
    per share, compared with second quarter     |   2nd Quarter 2003 Basic EPS - GAAP Basis          $ (0.20) |
    2003 normalized non-GAAP earnings of        |     Discontinued Operations (Emdersa) - 2003          0.23  |
    $0.52 per share. GAAP earnings for the      |     Unusual Charges - 2003                            0.36  |
    second quarter of 2004 were $0.62 per       |                                                   -------   |
    share compared with a net loss of $0.20     |   2nd Quarter 2003 Basic EPS - Non-GAAP Basis      $  0.39  |
    per share on a GAAP basis in the same       |     Davis-Besse Incremental Expenses - 2003           0.13  |
    quarter of 2003, which included a $0.23     |                                                    -------  |
    per share charge for discontinued           |   2nd Quarter 2003 Normalized Earnings - Non-GAAP  $  0.52  |
    operations associated with the company's    |     Electric Gross Margin                             0.09  |
    abandonment of Emdersa, and other           |     JCP&L Rate Reduction (August 2003)               (0.09) |
    unusual charges totaling $0.36 per          |     Nuclear Operating Expenses                        0.10  |
    share.                                      |     Fossil Operating Expenses                        (0.02) |
                                                |     Energy Delivery                                  (0.01) |
                                                |     Pension and Other Employee Benefits               0.05  |
                                                |     Depreciation and Amortization                     0.05  |
                                                |     Financing Costs                                   0.06  |
                                                |     Common Stock Dilution                            (0.07) |
                                                |     Other                                            (0.01) |
                                                |                                                    -------  |
                                                |   2nd Quarter 2004 Normalized Earnings - Non-GAAP  $  0.67  |
                                                |     Unusual Charges - 2004                           (0.05) |
                                                |                                                    -------  |
                                                |   2nd Quarter 2004 Basic EPS - GAAP Basis          $  0.62  |
                                                |                                                    -------  |
                                                ---------------------------------------------------------------



2Q 2004 Results Compared With 2Q 2003
-------------------------------------

o Electric distribution deliveries were up 4% resulting from increases of 6% in residential deliveries, 5% in commercial deliveries, and 1% in industrial deliveries. Heating-degree-days (April and May) were 22% below the same period last year and 19% below normal, while cooling-degree-days (June) were 21% higher than the same period last year, but 9% below normal. Total electric generation sales rose 12% primarily due to a 37% increase in wholesale sales. Retail generation sales increased 1% due to higher unregulated sales.

o Electric gross margin increased $50 million after adjusting for changes in regulatory deferrals, the impact of JCP&L's rate decision in August 2003, and last year's Davis-Besse replacement power costs. The increase in electric gross margin primarily resulted from a 21% increase in generation output along with a greater proportion of lower-cost nuclear output in the generation mix, and increased kilowatt-hour deliveries.

o Nuclear operating expenses decreased $56 million due to the absence of a refueling outage this quarter, compared with outages at Beaver Valley Unit 1 and Perry last year. Fossil operating expenses increased $8 million, as some of the maintenance outages originally planned for the first quarter were delayed until the second quarter.

o Pension, OPEB, and other employee benefit costs decreased approximately $26 million as a result of favorable market returns in 2003, changes to health care benefits for retirees, and recent Medicare legislation regarding prescription drugs.

o Total depreciation and amortization expenses, adjusted for the regulatory deferrals and the JCP&L rate case impact, decreased $25 million due to increased shopping incentive deferrals, capitalization of carrying charges on the deferrals, and lower depreciation, partially offset by higher Ohio transition cost amortization.

o Net interest charges decreased $26 million. Financing activities during the quarter included $16 million in mandatory long-term debt redemptions, and $1.054 billion of refinancing and repricing transactions. These are expected to result in annualized savings of approximately $42 million. Additional shares outstanding from the issuance of 32.2 million shares of common stock in the third quarter of 2003 diluted earnings by $0.07 per share.



2004 Earnings and Free Cash Flow Guidance*
------------------------------------------

o Earnings guidance for 2004, excluding unusual charges, remains at $2.70 to $2.85 per share, but now includes the incremental expenses associated with the Davis-Besse outage, and the impact resulting from approval of the Ohio Rate Stabilization Plan. On this basis, year-to-date normalized non-GAAP earnings are $1.21 per share (1Q04 = $0.53, 2Q04 = $0.67). We anticipate that third and fourth quarter earnings will contribute approximately 60% and 40%, respectively, of the remaining earnings for the year.

o Free cash flow (cash flow less capital expenditures and common stock dividend) guidance for 2004 remains at $825 million.


* The GAAP to Non-GAAP reconciliation statements are available on FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.










For additional information, please contact:

   Kurt E. Turosky            Terrance G. Howson              Thomas C. Navin
   Director,                  Vice President,                 Treasurer
   Investor Relations         Investor Relations             (330) 384-5889
   (330) 384-5500             (973) 401-8519



                                        FIRSTENERGY CORP. CONSOLIDATED STATEMENTS OF INCOME
                                                            (UNAUDITED)


                                                         Three Months Ended June 30,           Six Months Ended June 30,
                                                      --------------------------------     ---------------------------------
                                                         2004        2003      Change         2004        2003       Change
                                                      ----------  ----------  --------     ----------  ----------  ---------

      (1)REVENUES:                                              (In thousands)                       (In thousands)
      (2)  Electric Sales ..........................  $2,645,166  $2,373,641  $271,525     $5,300,777  $4,997,857  $ 302,920
      (3)  Natural Gas .............................     113,445     129,595   (16,150)       278,132     374,461    (96,329)
      (4)  FE Facilities ...........................      96,164      81,920    14,244        182,664     156,132     26,532
      (5)  MYR .....................................      79,919     118,294   (38,375)       171,156     230,588    (59,432)
      (6)  International ...........................           -       6,660    (6,660)             -      14,322    (14,322)
      (7)  Other ...................................     215,079     142,989    72,090        399,618     300,476     99,142
                                                      ----------  ----------  --------     ----------  ----------  ---------
      (8)     Total revenues .......................   3,149,773   2,853,099   296,674      6,332,347   6,073,836    258,511
                                                      ----------  ----------  --------     ----------  ----------  ---------
      (9)
     (10)EXPENSES:
     (11)  Fuel ....................................     191,561     181,811     9,750        389,920     354,569     35,351
     (12)  Purchased Power .........................     903,574     856,506    47,068      1,839,541   1,784,384     55,157
     (13)  Purchased Gas ...........................     102,963     123,814   (20,851)       256,491     348,611    (92,120)
     (14)  Other operating expenses ................     705,858     731,724   (25,866)     1,369,243   1,459,838    (90,595)
     (15)  FE Facilities ...........................      92,795      81,086    11,709        179,715     155,845     23,870
     (16)  MYR .....................................      81,775     116,203   (34,428)       172,557     225,836    (53,279)
     (17)  International ...........................           -       9,857    (9,857)             -      20,246    (20,246)
     (18)  Mark-to-Market Adjustment ...............       2,482         889     1,593          3,010       4,579     (1,569)
     (19)  Provision for depreciation ..............     147,172     169,454   (22,282)       293,209     331,011    (37,802)
     (20)  Amortization of regulatory assets .......     202,273     184,736    17,537        468,468     399,542     68,926
     (21)  General taxes ...........................     157,732     162,885    (5,153)       336,817     340,952     (4,135)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (22)      Total expenses ......................   2,588,185   2,618,965   (30,780)     5,308,971   5,425,413   (116,442)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (23)INCOME BEFORE INTEREST
     (24)    AND INCOME TAXES ......................     561,588     234,134   327,454      1,023,376     648,423    374,953
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (25)Net interest charges:
     (26)  Interest expense ........................     179,881     199,278   (19,397)       352,745     399,539    (46,794)
     (27)  Capitalized interest ....................      (5,280)     (7,622)    2,342        (11,750)    (16,774)     5,024
     (28)  Subsidiaries' preferred stock dividends .       5,389      13,860    (8,471)        10,670      28,402    (17,732)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (29)      Net interest charges ................     179,990     205,516   (25,526)       351,665     411,167    (59,502)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (30)Income taxes ..............................     177,553      18,283   159,270        293,667     112,541    181,126
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (31)Income before discontinued operations
     (32)  and accounting change ...................     204,045      10,335   193,710        378,044     124,715    253,329
     (33)Discontinued Operations ...................           -     (68,223)   68,223              -     (66,248)    66,248
     (34)Cumulative effect of accounting change ....           -           -         -              -     102,147   (102,147)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (35)NET INCOME ................................  $  204,045  $  (57,888) $261,933     $  378,044  $  160,614  $ 217,430
                                                      ==========  ==========  ========     ==========  ==========  =========
     (36)
     (37)Basic earnings per common share:
     (38)   Before discontinued operations and
     (39)     accounting change ....................  $     0.62  $     0.03  $   0.59     $     1.16  $     0.43  $    0.73
     (40)   Discontinued operations ................           -       (0.23)     0.23              -       (0.23)      0.23
     (41)   Cumulative effect of accounting change .           -           -         -              -        0.35      (0.35)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (42)                                             $     0.62  $    (0.20) $   0.82     $     1.16  $     0.55  $    0.61
                                                      ==========  ==========  ========     ==========  ==========  =========
     (43)Weighted average number of basic
     (44)  shares outstanding ......................     327,284     294,166    33,118        327,171     294,026     33,145
                                                      ==========  ==========  ========     ==========  ==========  =========
     (45)
     (46)Diluted earnings per common share:
     (47)   Before discontinued operations and
     (48)     accounting change ....................  $     0.62  $     0.03  $   0.59     $     1.15  $     0.42  $    0.73
     (49)   Discontinued operations ................           -       (0.23)     0.23              -       (0.23)      0.23
     (50)   Cumulative effect of accounting change .           -           -         -              -        0.35      (0.35)
                                                      ----------  ----------  --------     ----------  ----------  ---------
     (51)                                             $     0.62  $    (0.20) $   0.82     $     1.15  $     0.54  $    0.61
                                                      ==========  ==========  ========     ==========  ==========  =========
     (52)Weighted average number of diluted
     (53)  shares outstanding ......................     329,034     294,877    34,157        329,034     294,877     34,157
                                                      ==========  ==========  ========     ==========  ==========  =========


                                                                       3



                                                                    FirstEnergy Consolidated Income Segments
                                                                                   (Unaudited)
                                                                        Three Months Ended June 30, 2004
                                                      -----------------------------------------------------------------
                                                       Regulated  Competitive    Other    Reconciling
         (In thousands):                               Services     Services      (c)     Adjustments      Consolidated
         -------------------------------------------- ----------  ----------  ---------   -------------    ------------

      (1)REVENUES:
      (2)  Electric Sales ..........................  $1,133,446  $1,511,720  $       -   $       -         $2,645,166
      (3)  Natural Gas .............................           -     113,445          -           -            113,445
      (4)  FE Facilities ...........................           -      96,164          -           -             96,164
      (5)  MYR .....................................           -      79,919          -           -             79,919
      (6)  International ...........................           -           -          -           -                  -
      (7)  Other ...................................     155,995      51,240      6,278       1,566 (a)        215,079
      (8)  Internal revenues .......................           -           -    127,625    (127,625)(b)              -
                                                      ----------  ----------  ---------   ---------         ----------
      (9)     Total revenues .......................   1,289,441   1,852,488    133,903    (126,059)         3,149,773
                                                      ----------  ----------  ---------   ---------         ----------
     (10)
     (11)EXPENSES:
     (12)  Fuel ....................................           -     191,561          -           -            191,561
     (13)  Purchased Power .........................           -     903,574          -           -            903,574
     (14)  Purchased Gas ...........................           -     102,963          -           -            102,963
     (15)  Other operating expenses ................     290,666     378,105    150,711    (113,624)(a)(b)     705,858
     (16)  FE Facilities ...........................           -      92,795          -           -             92,795
     (17)  MYR .....................................           -      81,775          -           -             81,775
     (18)  International ...........................           -           -          -           -                  -
     (19)  Mark-to-Market Adjustment ...............           -       2,521        (39)          -              2,482
     (20)  Provision for depreciation ..............     128,294       8,903      9,975           -            147,172
     (21)  Amortization of regulatory assets .......     202,273           -          -           -            202,273
     (22)  General taxes ...........................     143,034      10,448      4,250           -            157,732
                                                      ----------  ----------  ---------   ---------         ----------
     (23)      Total expenses ......................     764,267   1,772,645    164,897    (113,624)         2,588,185
                                                      ----------  ----------  ---------   ---------         ----------
     (24)INCOME BEFORE INTEREST
     (25)    AND INCOME TAXES ......................     525,174      79,843    (30,994)    (12,435)           561,588
                                                      ----------  ----------  ---------   ---------         ----------
     (26)Net interest charges:
     (27)  Interest expense ........................     108,083      11,839     72,394     (12,435)(b)        179,881
     (28)  Capitalized interest ....................      (4,072)     (1,167)       (41)          -             (5,280)
     (29)  Subsidiaries' preferred stock dividends .       5,389           -          -           -              5,389
                                                      ----------  ----------  ---------   ---------         ----------
     (30)      Net interest charges ................     109,400      10,672     72,353     (12,435)           179,990
                                                      ----------  ----------  ---------   ---------         ----------
     (31)Income taxes ..............................     175,586      28,360    (26,393)          -            177,553
                                                      ----------  ----------  ---------   ---------         ----------
     (32)Income before discontinued operations
     (33)  and an accounting change ................     240,188      40,811    (76,954)          -            204,045
     (34)Discontinued operations ...................           -           -          -           -                  -
     (35)Cumulative effect of an accounting change .           -           -          -           -                  -
                                                      ----------  ----------  ---------   ---------         ----------
     (36)NET INCOME ................................  $  240,188  $   40,811  $ (76,954)  $       -         $  204,045
                                                      ==========  ==========  =========   =========         ==========


                                                                                (Unaudited)
                                                                        Three Months Ended June 30, 2003
                                                      ----------------------------------------------------------------
                                                       Regulated  Competitive    Other    Reconciling
         (In thousands):                               Services     Services      (c)     Adjustments      Consolidated
      ----------------------------------------------  ----------  ----------- ---------   -------------    ------------
      (1)REVENUES:
      (2)  Electric Sales ..........................  $1,145,311  $1,228,330  $       -   $       -         $2,373,641
      (3)  Natural Gas .............................           -     129,595          -           -            129,595
      (4)  FE Facilities ...........................           -      81,920          -           -             81,920
      (5)  MYR .....................................           -     118,294          -           -            118,294
      (6)  International ...........................           -           -      6,660           -              6,660
      (7)  Other ...................................      91,349      16,423     38,545      (3,328)(a)        142,989
      (8)  Internal revenues .......................           -           -    146,707    (146,707)(b)              -
                                                      ----------  ----------  ---------   ---------         ----------
      (9)     Total revenues .......................   1,236,660   1,574,562    191,912    (150,035)         2,853,099
                                                      ----------  ----------  ---------   ---------         ----------
     (10)
     (11)EXPENSES:
     (12)  Fuel ....................................           -     181,811          -           -            181,811
     (13)  Purchased Power .........................           -     856,506          -           -            856,506
     (14)  Purchased Gas ...........................           -     123,814          -           -            123,814
     (15)  Other operating expenses ................     252,867     447,085    149,877    (118,105)(a)(b)     731,724
     (16)  FE Facilities ...........................           -      81,086          -           -             81,086
     (17)  MYR .....................................           -     116,203          -           -            116,203
     (18)  International ...........................           -           -      9,857           -              9,857
     (19)  Mark-to-Market Adjustment ...............           -         889          -           -                889
     (20)  Provision for depreciation ..............     153,197       7,392      8,865           -            169,454
     (21)  Amortization of regulatory assets .......     184,736           -          -           -            184,736
     (22)  General taxes ...........................     144,867       4,984      3,853       9,181            162,885
                                                      ----------  ----------  ---------   ---------         ----------
     (23)      Total expenses ......................     735,667   1,819,770    172,452    (108,924)         2,618,965
                                                      ----------  ----------  ---------   ---------         ----------
     (24)INCOME BEFORE INTEREST
     (25)    AND INCOME TAXES ......................     500,993    (245,208)    19,460     (41,111)           234,134
                                                      ----------  ----------  ---------   ---------         ----------
     (26)Net interest charges:
     (27)  Interest expense ........................     123,359      13,132    103,898     (41,111)(b)        199,278
     (28)  Capitalized interest ....................      (6,034)     (1,588)         -           -             (7,622)
     (29)  Subsidiaries' preferred stock dividends .      13,860           -          -           -             13,860
                                                      ----------  ----------  ---------   ---------         ----------
     (30)      Net interest charges ................     131,185      11,544    103,898     (41,111)           205,516
                                                      ----------  ----------  ---------   ---------         ----------
     (31)Income taxes ..............................     154,767    (105,225)   (31,259)          -             18,283
                                                      ----------  ----------  ---------   ---------         ----------
     (32)Income before discontinued operations
     (33)  and an accounting change ................     215,041    (151,527)   (53,179)          -             10,335
     (34)Discontinued operations ...................           -        (425)   (67,798)          -            (68,223)
     (35)Cumulative effect of a change in accounting           -           -          -           -                  -
                                                      ----------  ----------  ---------   ---------         ----------
     (36)NET INCOME ................................  $  215,041  $ (151,952) $(120,977)  $       -         $  (57,888)
                                                      ==========  ==========  =========   =========         ==========


                                                                        4



                                                                   FirstEnergy Consolidated Income Segments
                                                                                (Unaudited)
                                                                   Three Months Ended June 30, 2004 VS 2003
                                                      --------------------------------------------------------------------
                                                      Regulated   Competitive      Other      Reconciling
         (In thousands):                              Services      Services        (c)       Adjustments     Consolidated
      ---------------------------------------------   ---------   -----------    --------     -----------     ------------

      (1)REVENUES:
      (2)  Electric Sales ..........................  $(11,865)     $283,390     $      -     $     -          $271,525
      (3)  Natural Gas .............................         -       (16,150)           -           -           (16,150)
      (4)  FE Facilities ...........................         -        14,244            -           -            14,244
      (5)  MYR .....................................         -       (38,375)           -           -           (38,375)
      (6)  International ...........................         -             -       (6,660)          -            (6,660)
      (7)  Other ...................................    64,646        34,817      (32,267)      4,894 (a)        72,090
      (8)  Internal revenues .......................         -             -      (19,082)     19,082 (b)             -
                                                      --------      --------     --------     -------          --------
      (9)     Total revenues .......................    52,781       277,926      (58,009)     23,976           296,674
                                                      --------      --------     --------     -------          --------
     (10)
     (11)EXPENSES:
     (12)  Fuel ....................................         -         9,750            -           -             9,750
     (13)  Purchased Power .........................         -        47,068            -           -            47,068
     (14)  Purchased Gas ...........................         -       (20,851)           -           -           (20,851)
     (15)  Other operating expenses ................    37,799       (68,980)         834       4,481 (a)(b)    (25,866)
     (16)  FE Facilities ...........................         -        11,709            -           -            11,709
     (17)  MYR .....................................         -       (34,428)           -           -           (34,428)
     (18)  International ...........................         -             -       (9,857)          -            (9,857)
     (19)  Mark-to-Market Adjustment ...............         -         1,632          (39)          -             1,593
     (20)  Provision for depreciation ..............   (24,903)        1,511        1,110           -           (22,282)
     (21)  Amortization of regulatory assets .......    17,537             -            -           -            17,537
     (22)  General taxes ...........................    (1,833)        5,464          397      (9,181)           (5,153)
                                                      --------      --------     --------     -------          --------
     (23)      Total expenses ......................    28,600       (47,125)      (7,555)     (4,700)          (30,780)
                                                      --------      --------     --------     -------          --------
     (24)INCOME BEFORE INTEREST
     (25)    AND INCOME TAXES ......................    24,181       325,051      (50,454)     28,676           327,454
                                                      --------      --------     --------     -------          --------
     (26)Net interest charges:
     (27)  Interest expense ........................   (15,276)       (1,293)     (31,504)     28,676           (19,397)
     (28)  Capitalized interest ....................     1,962           421          (41)          -             2,342
     (29)  Subsidiaries' preferred stock dividends .    (8,471)            -            -           -            (8,471)
                                                      --------      --------     --------     -------          --------
     (30)      Net interest charges ................   (21,785)         (872)     (31,545)     28,676           (25,526)
                                                      --------      --------     --------     -------          --------
     (31)Income taxes ..............................    20,819       133,585        4,866          -            159,270
     (32)Income before discontinued operations
     (33)  and an accounting change ................    25,147       192,338      (23,775)          -           193,710
     (34)Discontinued operations ...................         -           425       67,798           -            68,223
     (35)Cumulative effect of a change in accounting         -             -            -           -                 -
                                                      --------      --------     --------     -------          --------
     (36)NET INCOME ................................  $ 25,147      $192,763     $ 44,023     $     -          $261,933
                                                      ========      ========     ========     =======          ========




         Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
         (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
         (b) Elimination of intersegment transactions.
         (c) "Other" segment primarily consists of corporate support services and international businesses.




                                              FirstEnergy Corp. Financial Statements



                                               CONDENSED CONSOLIDATED BALANCE SHEET
                                                            (UNAUDITED)
    -----------------------------------------------------------------------------------------------------------------
                                                                            As of                         As of
                                                                         June 30, 2004              December 31, 2003
                                                                         -------------              -----------------
                                                                                       (In thousands)

                      Assets
                      ------
     Current Assets:
       Cash and cash equivalents ....................................     $    99,538                  $   113,975
       Receivables ..................................................       1,339,074                    1,505,500
       Other ........................................................         980,116                      623,836
                                                                          -----------                  -----------
                                                                            2,418,728                    2,243,311

     Property, Plant and Equipment ..................................      13,301,681                   13,268,922

     Investments ....................................................       3,103,887                    3,497,691

     Deferred Charges ...............................................      13,185,304                   13,900,024
                                                                          -----------                  -----------
                                                                          $32,009,600                  $32,909,948
                                                                          ===========                  ===========

          Liabilities and Capitalization
          ------------------------------
     Current Liabilities
       Currently payable long-term debt and preferred stock .........     $ 1,382,153                  $ 1,754,197
       Short-term borrowings ........................................          74,436                      521,540
       Accounts payable .............................................         612,894                      725,239
       Other ........................................................       1,578,255                    1,471,191
                                                                          -----------                  -----------
                                                                            3,647,738                    4,472,167
     Capitalization
       Common stockholders' equity ..................................       8,432,963                    8,289,341
       Preferred stock not subject to mandatory redemption ..........         335,123                      335,123
       Long-term debt and other long-term obligations ...............      10,011,547                    9,789,066
                                                                          -----------                  -----------
                                                                           18,779,633                   18,413,530

     Noncurrent Liabilities .........................................       9,582,229                   10,024,251
                                                                          -----------                  -----------
                                                                          $32,009,600                  $32,909,948
                                                                          ===========                  ===========







                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (UNAUDITED)


                                                            Three Months Ended June 30,         Six Months Ended June 30,
                                                            ---------------------------        --------------------------
                                                               2004               2003           2004              2003
                                                            ---------         ---------        ---------        ---------
                                                                   (In thousands)                    (In thousands)


Cash flows from operating activities
Net income (loss).........................................  $ 204,045         $ (57,888)       $ 378,044        $ 160,614
  Adjustments to reconcile net income to net cash
    from operating activities:
       Depreciation and amortization of
           regulatory assets, nuclear fuel and leases ....    369,859           369,359          799,242          756,027
       Deferred costs recoverable as regululatory assets .    (60,974)           37,812         (144,881)         (56,499)
       Deferred income taxes and investment tax credits ..   (100,056)          (54,823)         (94,133)         (32,941)
       Disallowed purchased power costs ..................          -           152,500                -          152,500
       Cumulative effect of accounting change ............          -                 -                -         (174,663)
       Loss from discontinued operations .................          -            68,223                -           66,248
       Change in working capital and other ...............    (92,624)         (493,452)          31,601         (387,293)
                                                            ---------         ---------        ---------        ---------
                                                              320,250            21,731          969,873          483,993

Cash flows from financing activities .....................   (573,360)         (119,728)        (813,384)        (356,103)

Cash flows from investing activities .....................     72,379          (108,558)        (170,926)        (226,266)
                                                            ---------         ---------        ---------        ---------
Net decrease in cash and cash equivalents ................   (180,731)         (206,555)         (14,437)         (98,376)
Cash and cash equivalents at beginning of period .........    280,269           334,111          113,975          225,932
                                                            ---------         ---------        ---------        ---------
Cash and cash equivalents at end of period ...............  $  99,538         $ 127,556        $  99,538        $ 127,556
                                                            =========         =========        =========        =========



                                                           6



                                                               FirstEnergy Statistical Summary


                                                   Adjusted Capitalization (Including Off-Balance Sheet Items)
                                                                           As of June 30,
                                                      ----------------------------------------------------
                                                          2004       % Total          2003         % Total
                                                      -----------    -------       -----------     -------
                                                                       (Dollars in thousands)

     Total common  equity .......................     $ 8,432,963        39%       $ 7,124,751         31%
     Preferred stock * ..........................         335,123         2%           640,224          3%
     Long-term debt - all other* ................      11,393,700        52%        12,565,943         54%
     Short-term debt * ..........................          74,436         0%         1,045,067          5%
     Off-balance sheet debt equivalents:
       - Sale-leaseback arrangements ............       1,352,729         6%         1,446,815          6%
       - Accounts receivable factoring ..........         178,000         1%           145,000          1%
                                                      -----------    -------       -----------     -------
         Total ..................................     $21,766,951       100%       $22,967,800        100%
                                                      ===========    =======       ===========     =======


 * Includes amounts due to be paid within one year, JCP&L securitization of $293 million and $310 million in 2004 and 2003, respectively.




                                                                                Financial Statistics
                                                      ---------------------------------    ----------------------------------
                                                         Three Months Ended June 30,           Six Months Ended June 30,
                                                      ---------------------------------    ----------------------------------
                                                        2004        2003        Change       2004         2003        Change
                                                      --------   ---------    ---------    ---------   ----------   ---------
                                                                (in thousands)                        (in thousands)

     L-T Debt and Preferred Stock Redemptions .....   $721,023   $ 940,503    $(219,480)   $ 989,943   $1,141,369   $(151,426)
     Short-term Debt Increase (Decrease) ..........   $(59,563)  $ 189,741    $(249,304)   $(447,104)  $  (47,749)  $(399,355)
     Capital Expenditures .........................   $196,094   $ 199,742    $  (3,648)   $ 334,500   $  424,161   $ (89,661)





                                                         Three Months Ended June 30,            Six Months Ended June 30,
                                                      ---------------------------------    ----------------------------------
                                                        2004       2003         Change        2004        2003        Change
                                                      --------   ---------    ---------    ---------   ----------   ---------
     Regulatory Deferrals
     --------------------
     Ohio Transition Plan
     --------------------
     Beginning Balance ............................   $497,110   $ 309,368                 $ 453,005   $  259,353
     Deferral of Shopping Incentives ..............     52,238      42,223    $  10,015       93,799       87,649   $   6,150
     Deferral of New Regulatory Assets ............     15,776       3,098       12,678       18,320        7,687      10,633
                                                      --------   ---------    ---------    ---------   ----------   ---------
     Current period deferrals .....................     68,014      45,321    $  22,693      112,119       95,336   $  16,783
                                                                              =========                             =========
                                                      --------   ---------                 ---------   ----------
     Ending Balance-Ohio Deferrals ................   $565,124   $ 354,689                 $ 565,124   $  354,689
                                                      ========   =========                 =========   ==========

     Deferred Energy Costs
     ---------------------
     New Jersey
     ----------
     Beginning Balance ............................   $425,400   $ 530,328                 $ 440,900   $  548,641
     Deferral (recovery) of energy costs ..........    (22,700)     60,894    $ (83,594)     (38,200)      42,581   $ (80,781)
     Rate case disallowance .......................          -    (152,500)   $ 152,500                  (152,500)  $ 152,500
                                                      --------   ---------    ---------    ---------   ----------   ---------
     Current period change ........................    (22,700)    (91,606)   $  68,906      (38,200)    (109,919)  $  71,719
                                                                              =========                             =========

     Ending Balance ...............................   $402,700   $ 438,722                 $ 402,700   $  438,722
                                                      ========   =========                 =========   ==========






     Unusual Items: 2004 vs 2003                         Three Months Ended June 30,           Six Months Ended June 30,
                                                      ---------------------------------    ----------------------------------
                                                        2004       2003         Change       2004        2003        Change
                                                      --------   ---------    ---------    ---------   ----------   ---------
     Lawsuits Settlement ..........................   $(17,980)  $       -    $ (17,980)   $ (17,980)  $        -   $ (17,980)
     Sale of GLEP* ................................     15,600           -       15,600       15,600            -      15,600
     JCP&L Rate Case Disallowance .................          -    (158,521)     158,521            -     (158,521)    158,521
     Note Receivable Impairment ...................          -     (12,563)      12,563            -      (12,563)     12,563
     Loss on sale of natural gas operations .......          -      (6,200)       6,200            -       (6,200)      6,200
                                                      --------   ---------    ---------    ---------   ----------   ---------
       Total - Pre-tax Amounts ....................   $ (2,380)  $(177,284)   $ 174,904    $  (2,380)  $ (177,284)  $ 174,904
                                                      ========   =========    =========    =========   ==========   =========

     EPS Effect ...................................     ($0.05)     ($0.36)       $0.31       ($0.05)      ($0.36)      $0.31
                                                      ========   =========    =========    =========   ==========   =========


     * Before income taxes of $22.6 million




                                                  FirstEnergy Statistical Summary


                                             Three Months Ended June 30,               Six Months Ended June 30,
                                           ------------------------------          ---------------------------------
ELECTRIC SALES STATISTICS                   2004        2003        Change          2004          2003        Change
                                           ------      ------       ------         ------        ------       ------
                                            (KWH In Millions)                       (KWH In Millions)
Electric Generation Sales
  Retail -
    Regulated ..........................   19,245      19,386        -0.7%         39,987        41,504        -3.7%
    Unregulated ........................    3,751       3,335        12.5%          7,767         6,564        18.3%
                                           ------      ------        ----          ------        ------        ----
  Total Retail .........................   22,996      22,721         1.2%         47,754        48,068        -0.7%
  Wholesale ............................   13,342       9,737        37.0%         25,805        20,163        28.0%
                                           ------      ------        ----          ------        ------        ----
     Total Electric Generation Sales ...   36,338      32,458        12.0%         73,559        68,231         7.8%
                                           ======      ======        ====          ======        ======        ====

Electric Distribution Deliveries
  Residential ..........................    7,722       7,258         6.4%         17,829        17,385         2.6%
  Commercial ...........................    8,263       7,853         5.2%         16,559        16,145         2.6%
  Industrial ...........................    9,538       9,423         1.2%         18,336        18,146         1.0%
  Other ................................      125         138        -9.4%            258           279        -7.5%
                                           ------      ------        ----          ------        ------        ----
     Total Distribution Deliveries .....   25,648      24,672         4.0%         52,982        51,955         2.0%
                                           ======      ======        ====          ======        ======        ====

Electric Sales Shopped
  Residential ..........................    1,778       1,400        27.0%          3,951         3,047        29.7%
  Commercial ...........................    2,366       1,720        37.6%          4,702         3,346        40.5%
  Industrial ...........................    2,259       2,166         4.3%          4,342         4,058         7.0%
                                           ------      ------        ----          ------        ------        ----
     Total Electric Sales Shopped ......    6,403       5,286        21.1%         12,995        10,451        24.3%
                                           ======      ======        ====          ======        ======        ====







                                             Three Months Ended June 30,               Six Months Ended June 30,
                                           -------------------------------         ---------------------------------
                                            2004        2003        Change          2004          2003        Change
                                           ------      ------       ------         ------        ------       ------
NATURAL GAS SALES STATISTICS            (Decatherms in thousands)                (Decatherms in thousands)
  Retail ...............................   10,903      14,146       -22.9%         29,005        43,723       -33.7%
  Wholesale ............................    6,188       9,677       -36.1%         14,287        19,713       -27.5%
                                           ------      ------       -----          ------        ------       -----
     Total Natural Gas Sales ...........   17,091      23,823       -28.3%         43,292        63,436       -31.8%
                                           ======      ======       =====          ======        ======       =====






                                                              As of June 30,
                                                       -------------------------
Operating Statistics (12 mos. Ending)                   2004              2003
-------------------------------------                   ----              ----
System Load Factor ................................    65.6%               60.7%
Capacity Factors:
   Fossil .........................................    58.6%               59.0%
   Nuclear ........................................    78.3%               65.0%
Generation Output:
  Fossil ..........................................      64%                 69%
  Nuclear .........................................      36%                 31%

Weather
-------
Composite Heating Days Year-to-Date ...............   3,534               3,819
  (Normal - 3493)

Composite Cooling Days Year-to-Date ...............     299                 158
  (Normal - 240)




                                          FirstEnergy Corp.

                               2004 EARNINGS PER SHARE (EPS) GUIDANCE
                                (Reconciliation of GAAP to Non-GAAP)
                                             (Unaudited)


                                                       Three Months      Six Months
                                                           Ended            Ended           Annual
                                                          June 30          June 30         Guidance
                                                       ------------      ----------      -------------
Basic EPS (GAAP Basis)                                    $ 0.62           $ 1.16        $2.65 - $2.80
Unusual Charges:
   Lawsuits Settlement                                      0.03             0.03            0.03
   Sale of 50% Interest in Great Lakes Energy Partners      0.02             0.02            0.02
   Davis-Besse Impact                                          -             0.12            0.12
                                                          ------           ------        -------------
Normalized EPS (Non-GAAP Basis)                             0.67             1.33        $2.82 - $2.97
   Davis-Besse Impact                                          -            (0.12)          (0.12)
                                                          ------           ------        -------------
EPS Guidance Basis (Non-GAAP Basis)  (*)                  $ 0.67           $ 1.21        $2.70 - $2.85
                                                          ------           ------        -------------

(*) - As of July 28, 2004, earnings guidance for 2004 now includes the incremental expenses associated with the Davis-Besse outage and the impact resulting from approval of the Ohio Rate Stabilization Plan.


                                        9


                                FirstEnergy Corp.
    Reconciliation of 2004 Estimated Cash From Operating Activities (GAAP) to Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
  ----------------------------------------------------------------------------
                                  ($ Millions)



Net Cash from Operating Activities:
       Non-GAAP Earnings Guidance                                  $885-$935
       Adjustments:
         Depreciation                                                 598
         Amortization                                                 822
         Deferred costs recoverable as regulatory assets             (125)
         Deferred income taxes and ITC, net                           (85)
         Other, including changes in working capital 1                175
                                                                   ------
              Net cash from operating activities (GAAP)             2,295

Other Items:

       Capital expenditures                                          (720)
       Nuclear fuel fabrication                                       (90)
       Contributions to nuclear decommissioning trusts               (100)
       Common stock dividends                                        (490)
       NUG trust contributions                                        (50)
       Claim settlement 1                                            (100)
       Miscellaneous                                                   80
                                                                   ------
              Free Cash Flow (Non-GAAP)                               825


       Claim settlement 1                                             100
       Miscellaneous asset sales                                      125
                                                                   ------
              Cash Generation (Non-GAAP) 2                         $1,050


Notes:

1 On a GAAP basis, the $100 million after-tax cash benefit from the claim settlement is reflected in "Other, including changes in working capital." Since we do not consider this one-time settlement to be part of "Free Cash Flow," we removed it from the subtotal and then added it back to include it as a component of "Cash Generation."

2 Potential proceeds from a JCP&L deferred energy cost securitization, not included in the above total, would be an additional source of cash to be used for debt retirement in 2004.

RECENT DEVELOPMENTS
--------------------------------------------------------------------------------


Ohio Rate Stabilization Plan
----------------------------
On June 18, FirstEnergy filed an application for rehearing of its Rate Stabilization Plan which the Public Utilities Commission of Ohio (PUCO) approved on June 9. While much of the plan was approved as filed, the company is asking for a rehearing of certain issues such as the ability to recover increased costs for fuel and environmental expenditures, and the ability to defer costs associated with distribution reliability improvements. The PUCO is expected to issue a comprehensive order on all of the rehearing requests.

Appointment of Chief Operating Officer
--------------------------------------
On July 23, FirstEnergy announced that Richard R. Grigg has been elected executive vice president and chief operating officer. Mr. Grigg retired earlier this year as president and chief executive officer of WE Generation, after nearly 34 years with Wisconsin Energy Corporation. He will lead several operating business units including Energy Delivery, Fossil Generation, and Commodity Operations, starting in late August.

Sale of Great Lakes Energy Partners
-----------------------------------
During June, FirstEnergy sold its 50% interest in Great Lakes Energy Partners. The sale generated net after-tax cash proceeds of approximately $150 million, which were used to accelerate the company's debt reduction. The sale continues our efforts to divest non-core assets and businesses.

$1 Billion FirstEnergy Corp. Credit Facility Renewal
----------------------------------------------------
On June 22, FirstEnergy completed the replacement of $1 billion of credit facilities. The three-year holding company senior unsecured revolving credit facility replaces various other credit facilities at the holding company and at Ohio Edison that were scheduled to expire this fall. The new facility, combined with other existing credit facilities, brings the total capacity of FirstEnergy's primary credit facilities to $2.3 billion.

JCP&L Regulatory Update
-----------------------
On May 18, the New Jersey Board of Public Utilities (BPU) issued its final written order on last year's JCP&L base rate case. On June 1, the Company filed a motion for reconsideration of the final order. On July 7, the BPU agreed to rehear certain issues in the order. Oral arguments have been scheduled for August 4.

On July 16, JCP&L submitted its Phase II rate filing with the BPU. The filing includes an increase in base rates of $36 million annually to recover the costs of projects designed to enhance system reliability and provide a ROE to JCP&L similar to that of other utilities in the state. The filing also seeks to recognize the impact of certain NJBPU-approved restructured purchase-power contracts with NUGs by increasing the deferred recovery component of the Market Transition Charges by $20 million annually. If approved, the $56 million request would result in a 2.6% base rate increase.

Settlement of Securities and Derivative Lawsuits
------------------------------------------------
FirstEnergy has reached an agreement that resolves all pending securities and derivative lawsuits related to the extended outage at Davis-Besse; the August 14, 2003, regional power outage; and financial restatements related to changed accounting treatments for transition assets being recovered in Ohio. The agreement, which does not constitute any admission of wrongdoing and is subject to court approval, provides for a total settlement amount of $89.9 million, of which approximately $72 million will be paid by the company's insurance carriers.

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations, availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, the final outcome in the proceeding related to its Rate Stabilization Plan, the risks and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2003, and its report on Form 10-Q for the quarter ended March 31, 2004, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

                                        11